Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 40 and Amendment No. 43 to the Registration Statement on Form N-1A of GraniteShares ETF Trust and to the use of our report dated August 28, 2023 on the financial statements and financial highlights of GraniteShares Bloomberg Commodity Broad Strategy No K-1 ETF, GraniteShares HIPS US High Income ETF, GraniteShares Nasdaq Select Disruptors ETF, GraniteShares 1.25x Long TSLA Daily ETF, GraniteShares 1.75x Long AAPL Daily ETF, GraniteShares 1.5x Long COIN Daily ETF, GraniteShares 1.5x Long NVDA Daily ETF, GraniteShares 1.5x Long META Daily ETF, and GraniteShares 1.75x Long BABA Daily ETF, each a series of GraniteShares ETF. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders, which are also ~~is~~ incorporated by reference into the Statements of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 26, 2023